Exhibit 99.1

Exponent Reports Financial Results for the Third Quarter of 2004

MENLO PARK, Calif., October 18, 2004 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the third quarter and nine-month period ended October 1, 2004.

For the third quarter, revenues were $38,041,000, an increase of 7% over $35,657,000 reported in the same period of 2003. Revenues before reimbursements increased by 10% to $35,170,000 from $31,950,000 in the same period of 2003. Net income increased by 11% to $3,173,000, or $0.37 per diluted share, as compared to $2,848,000, or $0.36 per diluted share, for the same period of 2003.

For the nine-month period ended October 1, 2004, revenues were $116,450,000, an increase of 10%, over $105,394,000 for the same period a year ago. Revenues before reimbursements increased by 12% to $106,669,000 from $95,229,000 in the same period of 2003. Net income for the nine-month period increased by 26% to $10,074,000, or $1.19 per diluted share, as compared to $7,991,000, or $1.01 per diluted share, for the same period in 2003.

“We are pleased with our overall financial results for the third quarter, posting solid year-over-year revenue and net income growth,” commented President and CEO, Michael R. Gaulke. “We continued to show good performance in our core practice areas including mechanics and materials, electrical engineering, thermal sciences, human factors and biomechanics, where we worked on a variety of litigation and design consulting projects. In addition, we remain focused on enhancing our capabilities in key emerging practices.

“Our defense technology development practice continued to do well in the third quarter. We performed field assessments of the U.S. Army’s Advanced Robotic Controller, which included an evaluation by troops in Afghanistan. During the quarter we substantially completed a $230,000 contract for the U.S. Navy to develop a plan for the rapid development of a robotic boat system to counter the threat of maritime improvised explosive devices. We also commenced Phase II of a U.S. Navy program to develop and demonstrate the effectiveness of a novel submarine detection technique. This phase will be completed in the fourth quarter and is a $3.8 million task order under VSE Corporation’s Rapid Response contract which Exponent anticipates $2.0 million in net revenues.

“In our other emerging areas such as health, environmental and construction we remain optimistic that our investments in recruiting and marketing will pay off in 2005 and beyond. We continue to believe that Exponent is poised to capitalize on its leadership position in engineering and scientific consulting,” concluded Mr. Gaulke.

Earnings Call Information

Exponent will host a conference call discussing the Company’s third quarter 2004 results today, Monday, October 18, 2004 starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. A live webcast of the call will be available on the Investor Relations section of the

Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-642-1687 and entering the reservation #1216637.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 70 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry-specific economic conditions, the effects of competitive services and pricing, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Factors That May Affect Future Operating Results and Market Price of Stock” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended October 1, 2004 and October 3, 2003

(in thousands, except per share data)

	Quarters Ended		Nine Months Ended
	October 1, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenues
Revenues before reimbursements	$35,170	$31,950	$106,669	$95,229
Reimbursements	2,871	3,707	9,781	10,165

Revenues	38,041	35,657	116,450	105,394

Operating expenses
Compensation and related expenses	23,022	20,573	69,340	61,888
Other operating expenses	4,690	4,383	13,917	13,434
Reimbursable expenses	2,871	3,707	9,781	10,165
General and administrative expenses	2,346	2,283	7,014	6,469

	32,929	30,946	100,052	91,956

Operating income	5,112	4,711	16,398	13,438

Other income
Interest income, net	110	35	299	59
Miscellaneous income, net	156	128	377	478

	266	163	676	537

Income before income taxes	5,378	4,874	17,074	13,975
Income taxes	2,205	2,026	7,000	5,984

Net income	$3,173	$2,848	$10,074	$7,991

Net income per share:
Basic	$0.41	$0.39	$1.33	$1.11
Diluted	$0.37	$0.36	$1.19	$1.01

Shares used in per share computations:
Basic	7,834	7,212	7,574	7,180
Diluted	8,645	7,986	8,469	7,907

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

October 1, 2004 and January 2, 2004

(in thousands)

	October 1, 2004	January 2, 2004
Assets
Current assets:
Cash and cash equivalents	$11,224	$19,490
Short-term investments	31,434	22,268
Accounts receivable, net	49,974	35,844
Prepaid expenses and other assets	3,912	2,095
Deferred income taxes	2,222	2,052

Total current assets	98,766	81,749

Property, equipment and leasehold improvements, net	30,215	30,793
Goodwill	8,607	8,607
Other assets	1,065	693

	$138,653	$121,842

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$4,062	$4,838
Accrued payroll and employee benefits	17,409	16,528
Deferred revenues	978	2,864

Total current liabilities	22,449	24,230

Other liabilities	860	169
Deferred income taxes	219	1,211
Deferred rent	1,083	1,031

Total liabilities	24,611	26,641

Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	38,797	34,153
Deferred stock-based compensation	(1,011)	(69)
Accumulated other comprehensive income (loss)	9	94
Retained earnings	76,538	66,464
Treasury shares, at cost	(299)	(5,449)

Total stockholders’ equity	114,042	95,201

	$138,653	$121,842